COMPANY ACT

ARTICLES
- of -
CALEDONIA MINING CORPORATION

PART 1 - INTERPRETATION

1.1 In these Articles, unless the context otherwise requires:

(a)	"Board of Directors" or "Board" means ths directors of the Company for the time being;

(b)
"Company Act" means the Company Act of trie Province of British Columbia from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

      (c) "directors" means the directors of the Company for the time being;

(d)	"month" means calendar month;

(e)	"ordinary resolution" has the meaning assiqned thereto by the Company Act;

(f)	"register" means the register of membeis to be kept pursuant to the Company Act;

(g)	"registered address" of a member shall be his address as recorded in the register;

(h)	"registered address" of a director means his address as recorded in the Company's register of directors to be kept pursuant to the Company Act;

(i)	"seal" means the common seal of the Company, if the Company has one;

(j)	"special resolution" has the meaning assigned thereto by the Company Act.

1.2 Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reprodicing words in a visible form.

1.3 Words importing the singular include the pi.ural and vice versa; and words importing a male person include a female person and a corporation;

1.4    The definitions in the Company Act siall with the necessary changes and so far as applicable apply to these Articles.

1.5    The regulations contained in Table "A" in the First Schedule to the Company Act shall not apply to the Company.

PART 2 - SHARE AND SHARE CERTIFICATES

2.1    Every member is entitled, without charge, to one certificate representing the share or shares of each class held by him or, upon paying a sum not exceeding the amount permitted by the Company Act as the directors may from time to time determine, several certificates each for one or more of those shares; provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one* month of the date on which they were allotted. Any share certificate may may be sent through the post by registered prepaid mail to the member entitled thereto at his registered address, and the Company shall not be liable for any loss occasioned to the member owing to any such share certificates so sent being lost in the post or stolen.

2.2    If a share certificate:

(a)
is worn out or defaced, the directors may, upon production to them of that certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and may issue a new certificate in lieu thereof;

(b)
is lost, stolen or destroyed, then upon proof thereof to the satisfaction of the directors and upon such indemnity, if any, as the directors deem adequate being given, a new share certificate in place thereof shall be issued to the person entitled to the losrt, stolen or destroyed certificate, or

(c)
represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue registered in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Company shall cancel the certificate so surrendered and issue in place thereof certificates in accordance with the request.

A sum, not exceeding that permitted by the Company Act, as the directors may from time to time fix, shall be paid to the Company for each certificate issued under this Article.

2.3 Except as required by law or statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

2.4 Every share certificate shall be signed manually by at least one officer or director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures nay be printed or otherwise mechanically reproduced and a certificate signed in either of those fashions shall be as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced on a share certificate has ceased to hold the office that he is stated on such certificate tD hold at the date of the issue of a share certificate.

2.5 Save as provided by the Company Act, the Company shall not give financial assistance by means of a loan, guarantee, the provision of security or otherwise for the purpose of or in connection with the purchase of or subscription by any person for shares or debt obligations issued by the Company or an affiliate of the Company or upon the security in whole or in part, of a pledge or other charge upon the shares or debt obligations issued by the Company or an affiliate of the Company.

2.6 Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Company Act.

2.7 The certificates of shares registered in the name of two or more persons shall be delivered to the person first named on the register.

PART 3 - ISSUE OF SHARES

    3.1    Subject to the Company Act and to any direction to the contrary contained in a resolution passed at a general meeting authorizing any increase of capital, the issue of shares, whether in the original or any increased capital of the Conpany, shall be under the control of the directors who may, subject: to the rights of the holders of the shares of the Company for the time being issued, allot or otherwise dispose of, and/or grant options on, shares authorized but not yet issued at such times and to such persons, including directors, and in such classes, and in such manner and upon such terms and conditions, and at sush price or for such consideration, as the directors, in their absolute discretion, may determine.

    3.2      If the Company is not a reporting company then before allotting any shares of the Company, the directors shall first offer those shares pro rata to the members; but if there are classes of shares, the directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted and if any shares remain, the directors shall then offer the remaining shares pro rata to the other members. The offer shall be made by notice specifying the number of shares offered and limiting a time for acceptance. After the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer is made that he declines to accept the offer, and if there are no other members holdings shares who should first receive an offer, the directors may for three months thereafter offer the shares to such persons and in such manner as they think most beneficial to the Company; but the offer to those persons shall not be at a price less than, or on terms more favourable than, the offer to the members.

    3.3      Except as otherwise provided in the Company Act, the Company or its directors on behalf of the Company may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares with or without par value in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares provided that the rate of the commission or discount shall not in the aggregate exceed that permitted by the Company Act. The Company may also pay such brokerage as may be lawful on any shares of the Company whether with or without par value.

    3.4      No share may be issued until it is fully paid by the receipt by the Company of the full consideration therefor in cash, property or past services actually performed for the Company. .. A document evidencing indebtedness of the person to whom the shares are allotted is not property for the purpose of this Article. The value of property and services for the purpose of this Article shall be the value determined by the directors by resolution to be, in all circumstances of the transaction, the fair market value thereof•

PART 4 - SHARE TRANSFERS

4.1    Subject to the restrictions, if any, set forth in these Articles, any member may transfer his shares by instrument in writing executed by or on behalf of such member and delivered to the Company or its transfer agent. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's form of share certificates, and in any form which the directors may approve. If the directors so require, each instrument of transfer shall be in respect of only one class of share.

4.2    Every instrument of transfer shall be executed by the transferor and left at the registered or records office of the Company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer where the transfer is registered shall be retained by the Company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share.

4.3    The signature of the registered owner of c.ny shares, or of his duly authorized attorney, upon the instrument of transfer constitutes an authority to the Company to register the shares specified in the instrument of transfer in the name of the person named in that instrument of transfer as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the instrument of transfer with the Company or its agents.

4.4    The Company, and its directors, officers and agents are not bound to enquire into any title of the transferee of any shares to be transferred, and are not liable to the registered or any intermediate owner of those shares, for registering the transfer.

4.5     There shall be paid to the Company in respect of the registration of any transfer a sum, not exceeding that permitted by the Company Act, as the directors deem fit.

PART 5 - TRANSMISSION OF SHARES

5.1    In the case of the death of a member the legal personal representative of the deceased shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any legal personal representative the directors may require him to obtain a grant of probate or letters of administration in British Columbia.

5.2    Any person, who becomes entitled to a shcire as a result of the death or bankruptcy of any member, upon producing the evidence required by the Company Act, or who become?; entitled to a share as a result of an order of a court of competent jurisdiction or a statute, upon producing such evidence as the directors think sufficient that he is so entitled, may be registered as holder of the share or may transfer the share.

PART 6 - ALTERATION OF CAPITAL

6.1     Company may by ordinary resolution f:.led with the Registrar amend its memorandum to increase the share capital of the Company by:

(a)  creating shares with par value or shares without par value, or both;

(b)	increasing the number of shares with par value or shares without par value, or both;

(c)	increasing the par value of a class of shares with par value, if no shares of that class are issued.

6.2    The directors may determine the price or consideration at or for which shares without par value may be issued.

6.3    Except as otherwise provided by conditions imposed at the time of creation of any new shares or by these Articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

6.4    Unless these Articles elsewhere specifically otherwise provide, the provision of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting of members holding a particular class of shares.

PART 7 - PURCHASE OF SHARES

7.1    Subject to the special rights and restrictions attached to any class of shares, the Company may, by a resolution of the directors and in compliance with the Company Act, redeem or purchase any of its shares at the price and upon the terms specified in such resolution, but no such purchase shall be made if the Company is insolvent at the time of the proposed purchase or the proposed purchase would render the Company insolvent. Unless the Company is purchasing the shares from a dissenting member pursuant to the Company Act, the Company shall make its offer to purchase through the facilities of a stock exchange, if a reporting company, or pro rata to every member who holds shares of the class proposed to be purchased. The shares so purchased by the Company may be sold by it but the Company shall not exercise any vote in respect of these shares while they are held by the Company.

PART 8 - BORROWING POWERS

8.1    The directors may from time to time at their discretion authorize the Company to borrow any sum or sums of money or to undertake any obligation (including obligations oi: guarantee or indemnity) for the purposes of the Company and may raise or secure the repayment of that sum or sums or the performance of any such obligation in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issue of bonds or debentures, or any mortgage or charge, whether specific or floating, or other security on the undertaking of the whole or any part of the property of the Company, both present and future.

8.2      The directors may make any debenture, bonds* or other debt obligations issued by the Company by their terms, assignable free from any equities between the Company and the perso:n to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase or otherwise, howsoever.

8.3    The directors may authorize the issue of any debentures, bonds or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares, attending at general meetings of the Company and otherwise as the directors may determine at or before the time of issue.

8.4    The Company shall keep or cause to be kept in accordance with the Company Act;

(a)	a register of its debentures and debt obligations, and

(b)	a register of the holders of its bonds, debentures and other debt obligations,

and subject to the provisions of the Company Act may keep or cause to be kept one or more branch registers of the holders of its bonds, debentures, or other debt obligations within or without the Province of British Columbia as the directors may frDm time to time determine and the directors may by resolution, regulations or otherwise make such provisions as they think fit respecting the keeping of such branch registers.

8.5   If the directors so authorize, or if any instrument under which any bonds, debentures or other debt obligations of the Company are issued so provides, any bonds, debentures and other debt obligations of the Company, instead of being manually signed by the directors or officers authorized in that behalf, may have the facsimile signatures of such directors or officers printed or otherwise mechanically reproduced thereon and in either case, shall be as valid as if signed manually, but no such bond, debenture or other debt obligation shall be issued unless it is manually signed, countersigned or certified by or on behalf of a trust company or other transfer agent or registrar duly authorized by the directors or the instrument under which such bonds, debentures or other debt obligations are issued so to do. Notwithstanding that any persons whose facsimile signature is so used shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation to hold at the date of the actual issue: thereof, the bond, debenture or other debt obligation shall be valid and binding on the Company.

PART 9 - GENERAL MEETINGS

9.1    Subject to Article 9.2 and to the Company Act the first annual general meeting of the Amalgamated Company shall be held within 15 months from the date of amalgamation and thereafter an annual general meeting shall be held once in every calendar year at Z' such time, not being more than 13 months after the holding of the last preceding annual general meeting, and place as the directors shall appoint.

9.2    If the Company is not a reporting company and if all members entitled to attend and vote at the annual general meeting of the Company consent in writing each year to the business required to be transacted at the annual generaL meeting that business shall be as valid as if transacted at an annual general meeting, duly convened and held and, it is not necessary for the Company to hold an annual general meeting that year.

9.3    Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

9.4    The directors may whenever they think fit, and they shall, promptly on the receipt of a requisition of a member or members of the Company representing not less than one-twentieth of such of the issued shares in the capital of the Conpany as at the date of the requisition carry the right of voting in all circumstances at general meetings, call a general meeting of the Company.

9.5    Any such requisition, and the meeting to be called pursuant thereto, shall comply with the provisions of the Company Act.

9.6    Not less than 21 days' notice of any general meeting specifying the time and place of meeting and in case of special business, the general nature of that business shall be given in the manner mentioned in Article 21, or in such other manner, if any, as may be prescribed by ordinary resolution whether previous notice thereof has been given or not, to any person as may by law or under these Articles or other regulations of the Company be entitled to receive such notice from the Company. But the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of such person shall not invalidate any proceedings at that meeting.

9.7    Persons entitled to notice of a general mecsting may waive or reduce the period of notice convening the meeting, by unanimous consent in writing, and may give such waiver before, during or after the meeting.

9.8    Where any special business includes the presenting, considering, approving, ratifying or authorizing of the execution of any document, then the portion of any notice relating to such document shall be sufficient if the same states that a copy of the document or proposed document is or will be available for inspection by members at a place in the Province of British Columbia specified in such notice during business hours in any specified working day or days prior to the date of the meeting.

PART 10 - PROCEEDINGS AT GENERAL MEETINGS

10.1    The following business at a general meoting shall be deemed to be special business:

(a)	all business at an extraordinary general meeting, and

(b)
all business that is transacted at an annual general meeting, with the exception of the consideration of the financial statement and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as , under these Articles, ought to be transacted at an innual general meeting, or any business which is Drought under consideration by the report of the directors.

10.2    Save as otherwise herein provided a quorun for a general meeting shall be: two members or proxyholders representing two members, or one member and a proxyholder representing another member or two proxyholders personally present at the commencement of the meeting and together holding or representing by proxy not less than 5.0% of the issued shares of a class of shares the holders of which are entitled to attend and to vote at such meeting.

10.3    No business, other than the election of a chairman and the adjournment of the meeting shall be transacted -it any general meeting unless the quorum requisite was present at ths commencement of the meeting.

10.4     If within 1/2 hour from the time appointed for a meeting a quorum is not present, the meeting, if convened by requisition of the members, shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place. If at such adjourned meeting a quorum j.s not present within 1/2 hour from the time appointed, the members present or any proxyholder shall be a quorum.

10.5     The Chairman of the Board, if any, or in his absence the President of the Company shall be entitled to preside as chairman at every general meeting of the Company.

10.6    If at any meeting neither the Chairman of the Board, if any, nor President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the directors present shall choose someone of their number to be chairman. If no director be present or if all the directors present decline to take the chair or shall fail to s;o choose, the members or proxyholders present entitled to vote shall choose some person present to be chairman.

10.7    The chairman of the meeting may, with the consent of any meeting at which a quorum is present and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of a general meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting.

10.8     Subject to the provisions of the Company Act every question submitted to a general meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, directed by the chairman or demanded by a member entitled to vote who is present in person or by proxy, and the chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.9     No resolution proposed at a meeting need be seconded and the chairman of any meeting shall be entitled to move or second a resolution.

10.10    In case of an equality of votes upon a resolution, the chairman shall, either on a show of hands or on c. poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member or proxyholder.

10.11     Subject to the provisions of Article 10.12 if a poll is duly demanded as aforesaid, it shall be taken in such manner and at such time within seven days from the date of the meeting and place as the chairman of the meeting directs, and either at once or after an interval or adjournment not exceeding seven days, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

10.12     A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.13    No poll may be demanded on the election o:: a chairman of a meeting and a poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

10.14        The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business ether than the question on which a poll has been demanded.

10.15   Every ballot cast upon a poll and every proxy appointing a proxyholder who cast a ballot upon a poll shall be retained by the Secretary for the period and be subject to the inspection as the Company Act may provide, and if not so provided then as may be decided by the meeting at which the proxy or ballot was used.

PART 11 - VOTES OF MEMBERS

11.1 Subject to any special rights or restrictions for the time being attached to any shares, on a show of hands every member present in person shall have one vote, and on a poll every member, present in person or by proxy, shall have one vote for each share of which he is the holder.

11.2 Any person who is not registered as a member but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

11.3 Where there are joint members registered in respect of any share, any one of the joint members may vote at. any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this Article, be deemed joint members.

11.4 A corporation, not being a subsidiary, thct is a member may vote by its proxyholder or by its duly authorized representative, who is entitled to speak and vote, and in all other respects exercise the rights of a member and any authorized representative shall be deemed to be a member for all purposes in connection with any general meeting of the Company.

11.5   A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee and his committee may appoint a proxyholder.

11.6   A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more proxyholders to attend, act and vote for him on the same occasion. If such member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote.

11.7   A proxy or an instrument appointing a cluly authorized representative of a corporation shall be in writing, under the hand of the appointor or of his attorney duly authorized in writing, or, if such appointor is a corporation, either under its seal or under the hand of an officer or attorney duly authorized.

11.8   Any person of full age may act as proxyholder whether or not he is entitled on his own behalf to be present and to vote at the . meeting at which he acts as proxyholder. The proxy may authorize the person so appointed to act as proxyholder for the appointor for the period, at such meeting or meetings to the extent permitted by the Company Act.

11.9   A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice calling the meeting, not less than 48 hours before the time for holding the meeting at which the person named in the proxy proposes to vote, or shall be deposited with the chairman of the meeting prior to the commencement thereof. In addition to any other method of depositing proxies provided for in these Articles, the directors may from time to time make regulations permitting the lodging of proxies appointing the proxyholders at some place or places other than the place at which a meeting or adjourned meeting of members is to be held and for particulars of such proxies to be cabled or telegraphed or sent in writing before 1;he meeting or adjourned meeting to the Company or any agent of the Company for the purpose of receiving such particulars and providing that proxies appointing a proxyholder so lodged may be voted upon as though the proxies themselves were produced to the chairman of the meeting or adjourned meeting as required by this Part and votes given in accordance with such regulations shall be valid and shall be counted.

11.10   A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death or insanity of the member or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given, provided no prior notice in writing of the death, insanity, revocation or transfer as aforesaid shall have been received at the registered office o:: the Company or by the chairman of the meeting or adjourned meetiig at which the vote was given.

11.11   Unless, in the circumstances, the Company Act requires any other form of proxy, a proxy appointing a proxyholder, whether for a specified meeting or otherwise, shall be in the form following, or in any other form that the directors or the chairman of the meeting at which the form of proxy is to be used shall approve:

(Name of Company)
                   The undersigned hereby appoints_________________________
                (or failing him ___________________ of _________________)
                   as proxyholder for the undersigned to attend at and
                vote for and on behalf of the undersigned at the general
                meeting of the Company to be held on theday of ________,
                   19____, and at any adjournment of that meeting.

                               Signed this  ___________________ day of  ________________., 198 ___.

                                                 _______________
                                                 (Signature of Member)

PART 12 - DIRECTORS

12.1     The management of the business of the Company shall be vested in the directors and the directors may exercise all such powers and do all such acts and things as the Company is, by its Memorandum or otherwise, authorized to exercise and do, and which are not by these Articles or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the previsions of all laws affecting the Company and of these Articles and to any regulations not being inconsistent with these Articles which shall from time to time be made by the Company in general meeting; but no regulation made by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that regulation had not been made.

    12.2    The persons specified in the Amalgamation Agreement are the first directors of the Amalgamated Company. The directors to succeed the first directors and the number of directors may be determined in writing by a majority of the Directors. The number of directors may be changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but shall never be less than one while the Company is not' a reporting company and three while the Company is a reporting Company. Further, the number of directors can be increased pursuant to Article 15.5.

    12.3    A director shall not be required to have any share qualification but any person not being a member of i:he Company who becomes a director shall be deemed to have agreed to be bound by the provisions of the Articles to the same extent e.s if he were a member of the Company.

    12.4    The remuneration of the directors as suai may from time to time be determined by the members, unless by ordinary resolution the directors are authorized to determine their remuneration. Such remuneration to be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. The directors shall be repaid such reasonable expenses as they may incur in and about the business of the Company and if any director shall perform any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director or shall otherwise be specifically occupied in or about the Company's business he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution l:or, any other remuneration that he may be entitled to receive, and the same shall be charged as part of the ordinary working expenses. Unless otherwise determined by ordinary resolution the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his spouse or dependants and may make contributions to any fund and pay preniums for the purchase or provision of any such gratuity, pension or allowance.

    12.5    The directors may from time to time and .it any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions, not exceeding those vested in or exercisable by the directors under these Articles, and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

     12.6    A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract or transaction with the Company shall declare the nature and extent of his interest at a meeting of the directors or in ary resolution to be signed by the directors relating to such contract or proposed contract in accordance with the provisions of the Company Act. A director shall not vote in respect of any such contract or transaction with the Company in which he is interested and if he shall do so his vote shall not be counted, but he mey be counted in the quorum present at the meeting at which such vote is taken. Subject to the Company Act, the foregoing shall not apply to

(a)
any contract or transaction relating to a loan to the Company, which a director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan, or

(b)	any contract or transaction made or to be made with, or for the benefit of a holding corporation or a subsidiary corporation of which a director is a director, or

(c)
any contract by a director or by any company of which the director is a shareholder, officer or director to subscribe for or underwrite shares, debentures or debt obligations to be issued by the Company or a subsidiary of the Company, or any contract, or transaction in which a director is, directly or indirectly, interested if cill the other directors are also, directly or indirectly interested in the contract or transaction, or

(d)	if authorized by ordinary resolution pursuant to Article 12.4, the remuneration of the directors.

Subject to the Company Act the foregoing prohibitions and exceptions thereto may from time to time be suspended or amended to any extent by ordinary resolution, either generally or in respect of any particular contract or transaction or for any particular period.

    12.7    A director may hold any office or place of profit under the Company, other than auditor, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine. Subject to compliance with the Company Act, no director or intended director shall be disqualified by his office from contracting with the office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the Company Act, no contract c»r transaction entered into by or on behalf of the Company in which a director is in any way interested shall be liable to be avoided.

    12.8    Any director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

    12.9    A director whose permanent place of residence is outside the city where the registered office of the Company is situate, or who is about to leave or is temporarily outside the said city, or who may be expecting to be absent Prom the place where a meeting of the Board is to be held, or is otherwise unable to attend the meeting of the Board, may appoint any person, whether a member or director of the Company or not, to act on his behalf as an alternate director and while such other person holds office as an alternate director, he shall be entitled to notice of meetings of the directors and to attend and vote thereat accordingly and he shall, if present, be included in computing the quorum, and if he be a director, shall be entitled to two votes, one as a director and the other as an alternate director, and shall further be empowered to sign resolutions of the Board of directors, and shall ipso facto vacate office if and when the appointor vacates or is removed from office as director and any appointment or removal under this clause shall be effected by notice which may be in writing under the hand of the director making the same or may be made by telegram, cable or telex. An appointment under this Article may be a general appointment, or may be restricted to a single specified meeting of the Board and any adjourned portion thereof, or may be otherwise restricted in its operation or duration.

PART 13 - TERMINATION OF DIRECTORSHIP OF DIRECTORS

13.1 The directorship of a director shall be immediately
terminated:

(a)	if he is found to be incapable of managing his own affairs by reason of mental infirmity;

(b)	on the date of resignation stated in any notice in writing to the Company at its registered office by the director;

(c)	if he is removed pursuant to Article 14.2;

(d)	if he has been convicted within or without the Province of an indictable offence and the other directors resolve to remove him; or

(e)	if he ceases to be qualified to act as a director under the Company Act.

PART 14 - RETIREMENT AND ELECTION OF DIRECTORS

    14.1    At each annual general meeting of the Company all the directors shall retire in which case the Company shall elect a Board of Directors consisting of the number of directors for the time being fixed pursuant to these Articles but which shall not be less than that required by the Company Act. If in any calendar year the Company does not hold an annual general meeting the directors appointed at the last annual general meeting of the Company shall be deemed to have been elected or appointed as directors on the last day on which the meeting could have been held pursuant to the Company Act and the directors so appointed or elected may hold office, unless other directors have been appointed in the meantime, until other directors are appointed or elected or until the day on which the next annual general meeting is held.*

    14.2    The Company may by special resolution remove any director and, by ordinary resolution, appoint another person in his stead. Any director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for re-election at such meeting.

    14.3    The directors shall have power at any time and from time to time to appoint any person as a director, to fill a casual vacancy on the Board or a vacancy resulting from an increase of the number of directors necessitated by the Company Act upon the Company becoming a reporting company. Any director so appointed shall hold office only until the next following annual general meeting of the Company at which directors are to be elected, but be eligible for re-election at such meeting.

PART 15 - PROCEEDINGS OF DIRECTORS

15.1   The directors may meet together at such places as they think fit for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they see fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed such quorum shall be a majority of the Board. The Chairman of the Board, if any, or in his absence the President of the Company, shall be chairman of all meetings of the Board, but if at any meeting neither the Chairman of the Board, if any, nor the President shall be present within 30 minutes after the time appointed for holding the same or if both the Chairman of the Board and the President, being present decline to act, the directors present may choose someone of their number to be chairman at such meeting. A director interested is to be counted in a quorum notwithstanding his interest.

15.2  A director may at any time, and the Secretary upon the written request of a director shall, call a meeting of the directors. Notice thereof specifying the time and place of such meeting shall be mailed, postage prepaid, addressed to each of the directors at his registered address at least 48 hours before the time fixed for the meeting or such lesser period as may be reasonable under the circumstances, or such notice may be given to each director either personally or by leaving it: at his usual business or residential address or by telephone, telegram, telex or other method of transmitting visually recorded messages, at least 48 hours before such time or such lesser period as may be reasonable under the circumstances. It shall not be necessary to give to any director notice of a meeting of directors immediately following a general meeting at which such director has been elected or notice of a meeting of directors at which such director shall have been appointed. Accidental omission to give notice of a meeting of directors to, or the non-receipt of notice by, any director, shall not invalidate the proceedings of that meeting.

15.3  Any director of the Company may from time to time file with the Secretary a writing waiving notice of any meeting of the directors being sent to him and agreeing to ratify and confirm any business transacted at any meeting of the directors: though he may not be present at such meeting and though no notice has been sent to him of such meeting and any and all meetings of the directors of the Company so held (provided that the quorum of the directors be present) shall be valid and binding upon the Company; provided that the director in such waiver may specify the period for which such waiver shall be effective.

15.4  A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, power and discretions for the time being vested in or exercisable by the directors.

15.5   The continuing directors may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of directors, the continuing directors or director may act for the purpose of filling any vacancies in or increasing the number of directors to that number, or for the purpose of summoning a general meeting of the Company, but for no other purpose. The Board may, at any time and from time to time, appoint one or more additional directors of the Company in addition to the number of directors elected pursuant to Article 12.2.

15.6   The directors may delegate any but not all of their powers to committees consisting of such of the directors as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of such powers to the earliest meeting of the directors to be held next after the s;ame shall have been done.

  15.7   A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meetings the chairman is not present within 30 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

  15.8   The members of a committee may meet and cidjourn as they think proper. Questions arising at any meeting shall, be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second casting vote.

  15.9   All acts done by any meeting of the directors or by a committee of directors or by any person acting as a director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

  15.10   For the first meeting of the Board to be held immediately following the appointment or election of a director or directors at an annual or general meeting of shareholders or for a meeting of the Board at which a director is appointed to fill a vacancy in the Board, no notice of such meetings shall be necessary to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided that a quorum of directors is present.

  15.11   Any director of the Company who may be absent either temporarily or permanently from the Province of British Columbia may file at the office of the Company a waiver of notice which may be by letter, telegram or cable of any meeting of the directors and may at any time withdraw such waiver, and until such waiver is withdrawn, no notice of meetings of directors shall be sent to such director, and any and all meetings of the directors of the Company, notice of which shall not have been given to such director, shall, provided a quorum of the directors is present, be valid and binding upon the Company.

  15.12   Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote.

    15.13  A resolution in writing, signed by each director or his alternate shall be as valid and effectual as if it heid been passed at a meeting of directors duly called and held. Such resolution may be in one or more counterparts each signed by one or more directors or alternate directors which together shall be deemed to constitute one resolution in writing, but the provision of Article 12.6 shall apply, mutatis mutandis, to any resolution passed in accordance herewith.

PART 16 - OFFICERS

16.1   The Board of Directors shall from time to time appoint a President, a Secretary and such other officers of the Company as it may determine, none of whom, save the Chairman of the Board, if any, and the President, need be directors.

16.2   All appointments of officers shall be made upon such terms and conditions and at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the directors may determine, and every such appointment shall be subject to termination at the pleasure of the directors unless otherwise fixed by contract.

16.3   Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

PART 17 - MINUTES, DOCUMENTS AND RECORDS

17.1 The directors shall cause minutes to be duly entered in books providing for the purposes:

(a)	of all appointments of officers;

(b)	of the names of the directors or their alternates present at each meeting of directors and of any committee of directors;

     (c) of all orders made by the directors or committees of directors;

(d)	of all resolutions and proceedings of general meetings of the Company and of all meetings of the directors and of committees of the directors.

17.2      The directors shall cause the Company to keep at its records office or at such other place as the Company Act may permit, the documents, copy documents, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place.

PART 18 - EXECUTION OF DOCUMENTS

18.1    The directors may provide a common seal for the Company and for its use and the directors shall have power from time to time to destroy the same and substitute a new seal in place thereof.

18.2     Subject to the provisions of the Company Act, the directors may provide for use in any other Province, State or Country an official seal, which shall have on its face of the name of the Province, Territory, State or Country where it is to be used.

18.3     The directors shall provide for the safe custody of the common seal of the Company, if any, which shall not be affixed to any instrument except in the presence of any two directors of the Company by the authority of a resolution of the directors or by such person or persons as may be authorized by such resolution; and such person or persons shall sign every instrument to which the seal of the Company is affixed in his or their prescmce; provided that a resolution of the directors directing the general use of the seal, if any, may at any time be passed by the directors and shall apply to the use of the seal until countermanded by another resolution of the directors.

18.4    The signature of any officer of the Company may, if authorized by the directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company or any officer thereof; and any instrument on which the signature of any such person is so reproduced, shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office at the date of the delivery or issue of such instrument. The term "instrument” as used in this Article shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligations, certificates of the Company's shares, share warrants of the Company, bonds, debentures and other debt obligations of the Company and all paper writings but shall not include share certificates or debentures which shall be signed in accordance with the Company Act.

PART 19 - DIVIDENDS

19.1    The directors may declare dividends and fix the date of record therefor and the date for payment thereof. No notice need be given of the declaration of any dividend. If no date of record is fixed, the date of record shall be determined under the provisions of the Company Act.

19.2    Subject to the terms of the shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

19.3    No dividend shall bear interest against the Company.

19.4     The directors may direct payment of any clividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for the distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed in place of fractional shares, bonds, debentures or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to tie directors.

19.5     Notwithstanding anything contained in these Articles the directors may from time to time capitalize any undistributed surplus on hand of the Company and may from time to time issue as fully paid and non-assessable any unissued shares or any bonds, debentures or other debt obligations of the Company as a dividend representing such undistributed surplus on hand or any part thereof.

19.6     Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

19.7     A transfer of shares shall not pass the right to any dividend declared thereon before the registration of the transfer in the register.

19.8   Notwithstanding any other provisions ol these Articles should any dividend result in any shareholders being entitled to a fractional part of a share of the Company, the directors shall have the right to pay such shareholders in place of -hat fractional share, the cash equivalent thereof calculated on the par value thereof or, in the case of shares without par value, calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereto on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Company.

19.9    The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as appropriations from income, which shall at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, either be employed in the business of the Company or be invested in such investments as the directors in their discretion may from time to time determine.

PART 20 - ACCOUNTS

20.1     The directors shall cause records and books of accounts to be kept as necessary to properly record the financial affairs and conditions of the Company and to comply with th« provisions of statutes applicable to the Company.

20.2     The directors shall determine the place at which the accounting records of the Company shall be kept ancl those records shall be open to the inspection of any director during the normal business hours of the Company.

PART 21 - NOTICES

21.1    A notice may be given to any member or director, either personal,y or by sending it to him by prepaid post, envelope or wrapper addressed to the member or director at his registered address.

21.2     A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

21.3     A notice may be given by the Company to the persons entitled to a share in the consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or until that address has been so supplied, by giving the notice irs any manner in which the same might have been given if the death or bankruptcy had not occurred.

21.4    Any notice or document sent by post to or left at the registered address of any member shall, notwithstanding that member is then deceased and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased member, until some other person is registered in his place as the member or joint member in respect of those shares, and that service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

21.5     A member, or a member's authorized representative, shall be entitled to give a notice to the Company by giving it in writing and sending it by prepaid post, or delivering it, to the registered office of the Company.

21.6     Any notice sent by post shall be deemed to have been served on the business day following that on which the letter, envelope or wrapper containing that notice is posted, and in proving service thereof it shall be sufficient to prove that the letter, envelope or wrapper containing the notice was properly addressed and put in a Canadian Government post office, postage prepaid.

21.7    If a number of days' notice or a notice extending over any other period, is required to be given, the day of service shall not, unless it is otherwise provided in these Articles, be counted in the number of days or other period required.

21.8     Notice of every general meeting shall be given in the manner authorized by these Articles, to:

(a)	every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of the meeting;
(b)	the personal representative of a deceased member;
(c)	the trustee in bankruptcy of a bankrupt member;
(d)	the auditor of the Company;
(e) any other person entitled to receive notice under the Company Act;

21.9    All notices given pursuant to these Articles must be in writing.

PART 22 - INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS EMPLOYEES AND CERTAIN AGENTS

22.1     The Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether or not brought by the Company or by a corporation or other legal entity or enterprise as hereinafter mentioned and whether civil, criminal or administrative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise, against all costs, charges and expenses including legal fees and any amount paid to settle the action or proceeding or satisfy a judgment, if he acted honestly and in good faith with a view to the best interests of the corporation or other legal entity or enterprise as aforesaid of which he is or was a director, officer, employee or agent, as the caso may be, and exercised the care, diligence and skill of a reasonably prudent person, and with respect to any criminal or administrative, action or proceeding, he had reasonable grounds for believing that his conduct was lawful; provided that the Company shall not be bound to indemnify any such person, other than a director, officer or an employee of the Company, who shall have notice or who shall be deemed to have notice of this Article and to have contracted with the Company in the terms hereof solely by virtue of his acceptance of such office or employment, if in acting as agent for the Company or as a director, officer, employee or agent of another corporation or other legal entity or enterprise as aforesaid, he does so by written request of the Company containing an express reference to this Article; provided that no indemnification of a director or former director of the Company, or director or former director of a corporation in which the Company is or was a shareholder, shall be made except to the extent approved by the Court pursuant to the Company Act or any other statute. The determination of any action, suit or proceeding by judgment, order, settlement, conviction or otherwise shall not, of itself, create a presumption that the person did not act honestly and in good faith and in the best interests of the Company and did not exercise the care, diligence and skill of a reasonably prudent person and, with respect to any criminal action or proceedings, did not have reasone.ble grounds to believe that his conduct was lawful.

22.2     The Company may indemnify any person other than a director in respect of any loss, damage, costs: or expenses whatsoever incurred by him while acting as an officer, employee or agent for the Company unless such loss, damage, costs or expenses arises out of failure to comply with instructions, willful act or default or fraud by such person in any of which events the Company shall only indemnify such person if the directors, in their absolute discretion, so decide or the Company by ordinary resolution shall so direct.

22.3    The indemnification provided by this Part shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Part, or any valid and lawful agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such person. The indemnification provided by this Article shall not be exclusive of any powers, rights, agreements or undertakings which may be legalLy permissible or authorized by or under any applicable law. Notwithstanding any other provisions set forth in this Part, the indemnification authorized by this Part shall be applicable only to the extent that any such indemnification shall not duplicate indemnity or reimbursement which that person has received or shall receive otherwise than under this Part.

22.4     The directors are authorized from time to time to cause the Company to give indemnities to any directors, officer, employee, agent or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it.

22.5     Subject to the Company Act, no director or officer or employee for the time being of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency cf title to any property acquired by order of the Board for the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested or for any loss or damages arising from the bankruptcy, insolvency, or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his own willful act or default, negligence, breach of trust of breach of duty.

22.6     Directors may rely upon the accuracy oi: any statement of fact represented by an officer of the Company to be correct or upon statements in a written report of the auditor of the Company and shall not be responsible or held liable for any loss or damage resulting from the paying of any dividends or otherwise acting in good faith upon any such statement.

22.7    The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, a partnership, joint venture, trust or other enterprise against any liability incurred by him as a director, officer, employee or agent.

Part 23

Preference Shares

A. Issuable in Series
The Preference shares may be issued from time to time in one or more series composed of such number of shares and with such preference, deferred or other special rights, privileges, restrictic ns and conditions attached thereto as shall be fixed hereby or from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the directors of the Corporation and confirmed and declared by articles of amendment including, without limiting the generality of the forecioing:

(i)
the rate, amount or method of calculation of any dividends, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the* currency or currencies of payment, the date or dates and place or places of payment thereof and tf*e date or dates from which any such dividends shall accrue;

(ii)	any right of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such right;

(iii)	any right of retraction vested in the holders of Preference shares of such series and the prices and terms and conditions of any such rights;

(iv) any right upon dissolution, liquidation or winding-up of the Corporation;
(v) any voting rights;
(vi) any rights of conversion; and
(vii) any other provisions attaching to any such series of Preference shares.

B. Priority of Dividends
The Preference shares of each series shall, with respect to the payment of dividends, be entitled to a preference over the common shares and over any other shares of the Corporation ranging junior to the Preference shares.

C. Liquidation, Dissolution and Winding-Up
Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference shares by the directors of the Corporation in accordance with section A of the conditions attaching to the Preference shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among sha'eholders for the purpose of winding up its affairs, the holders of the Preference shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the common shares or any other shares of the Corporation ranking junior to the Preference shares for each Preference share, an e.mount equal to the price at which such Preference share was issued together with, in the case of any Preference share that is part of a series of Preference shares entitled to cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day-to-day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of any Preference share that is part of a series of Preference shares entitled to ion-cumulative dividends, any dividends declared thereon and unpaid. After payment to the holders of the Preference shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation in connection with the events contemplated by this Section.

D. Parity of Series
No rights, privileges, restrictions or conditions attached to any series of Preference shares shall confer upon the shares of such series a priority in respect of dividends or distribution of assets, or return of capital in the event of the liquidation, dissolution or winding up of the Corporation over the sharos of any other series of Preference shares. The Preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or wind ng-up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preference shares of eve 7 other series; provided however that in case such assets are insufficient to pay in full the amount due on all Preference shares, then such assets shall be applied, firstly, to the payment equally and rateably of an amount equal to the price at which the Preference shares of each series were issued and the premium payable thereon, if any and secondly, rateably in payment of all accrued and unpaid cumulative dividends and declared but unpaid non-cumulative dividends.

E. Notices and Voting
(i) Subject to the rights, privileges, restrictions and conditions that may be attachod to a particular series of Preference shares by the directors of the Corporation in accordance with section A of ihe conditions attaching to the Preference shares, the holders of a series of Preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting (except where the holders of a specified class or series of shares are entitled to vote separately as a class as provided in the Canada Business Corporations Act (the “Act”)).

(ii) The holders of Preference shares, or of any series of Preference shares, shall not be entitled to vote separately as a class or series (and no rights, privileges, restrictions or conditions attached to the Preference shares or any series of Preference shares shall entitle any holder of Preference shares or of any series of Preference shares to vote separately as a class or series) upon any proposal to amend the articles of the Corporation to:

(a)
increase or decrease any maximum number of authorized Preference shares or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Preference shares;

(b)	effect an exchange, reclassification or cancellation of all or part of the Preference shares; or

(c)	create a new class of shares equal or superior to the Preference shares.

(iii) Notwithstanding the aforesaid rights, privileges, restrictions and conditions on the right to vote, the holders of a series of Preference shares are entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation undor subsection 189(3) of the Act, as such subsection may be amended from time to time.

Common Shares

A.    Dividends
Subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation the holders of the common shares shall be entitled to receive any dividends declared by the Corporation.

B.    Liquidation, Dissolution and Winding-Up
The holders of the common shares shall be entitled to receive the remaining property of the Corporation upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary of involuntary.

C.    Notices and Voting
The holders of the common shares shall be entitled to one vote for each common share held at all meetings of shareholders, except meetings at which only holders of another specified class or series of shares are entitled to vote.

1+1
Industry Canada Industrie Canada
Certificate of Continuance
Canada Business Corporations Act
Certificat de prorogation
Loi canadienne sur les societe par actions
CALEDONIA MINING CORPORATION
Naae of corporation-Denomination da la societe
I hereby certify that the above-named, corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.
.. 312975-6
Corporation nuaber-Numero de la societe
Je certifie que la societe susmentioinee a ete prorogue en vertu de 1'article 187 de la Loi canadienne sur les sextette par actions, tel qu'il est indique dans les clauses de prorogation ci-jointes.

Director - Directeur
March 17,1995/to 17 mars 1995
Date of Continuance - Date de la prorogation
Canada
IC341l(IO-d4)(cc*2l40)

|+| Industry Canada Industrla Canada FORM 11 FORMULE 11
> Cartlda Businasa Loi remnt lai loditli ARTICLES OF CONTINUANCE CLAUSES DE PROROGATION
* ' Corporations Act par actiona da rfgfena fMiril (SECTION 187) (ARTICLE 187)
1 - Name of corpofation Denomination da la societe
CALHTNIA MINING CORPORATION
2 - Tha place In Canada where tha registered offlca la to be situated Uau au Canada od dolt ttra attui la #IAga social
TOwn of Oakville, Regional Mmiclpality of Hal ten,
Province of Chtario
3 - Tha claiaaa and any maximum of shares that tha CatAgorias at tout rtombra maximal d'actkxie qua la corporation la authorbad to lasua tocMlA as! autorMa * Amsttre
The corporation is authorized to issue an unlimited number of carmen shares.
4 - Raatrictlona, II any, on share transfer* RaatricUona sur la transfert daa action*, s'D y a Dau
None.
5 - Numtoar (or minimum and maxi mum numbar) of dlractora Nombra (ou nombra minimal at maximal) d'admlnlatrataura
The corporation shall have a itdnimm nmfcer of 3 dlrantors and a maximum rnmber of 15 directors
6 - Oaitrlctloni. H any, on businasa tha corporation may cany on Umltaa Impoaftaa * CactMtA commardale da la aoctttt, a'll y a Hau
None.
7 - (1) H changa of nama affactad, pravjoua nama (1) S'll y a changamant da denomination, <Mnomlnatk>n anttriaura
N/A
(2) Dataila of Incorporation (2) MtaMa da la constitution
Memorandum of Association (B.C.) dated February 5, 1992
8 - Othar provisions. If any Autraa dlapoattlons, s'U y a liau
See attached Schedule "A"

SCHEDULE A
Other provisions:
The board of directors may from time to time, in such amounts and on such terms as it deems expedient charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, movable or immovable, property of the corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the corporation.
The board of directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Industry Canada Industrie Canada
Certificate Certificat of Amendment de modification Canada Business Loi canadienne sur Corporations Act les societes par actions
CALEDONIA MINING CORPORATION
312975-6
Name of corporation-Denomination de la societe
I hereby certify that the articles of the
above-named corporation were amended
a) under section 13 of the Canada
Business Corporations Act in accordance
with the attached notice;
b) under section 27 of the Canada
Business Corporations Act as set out in the
attached articles of amendment designating
a series of shares;
c) under section 179 of the Canada K)
Business Corporations Act as set out in the attached articles of amendment;
d) unde- section 191 of the Canada
Business Corporations Act as set out in the
attached articles of reorganization;
Corporation number-Num6ro de la soci&i
Je certifie que les statuts de la soci& susmentionnde ont && modifies:
a) en vertu de l'article 13 de la Loi canadienne sur les sociitis par actions, conformdment h 1'avis ci-joint;
b) en vertu de l'article 27 de la Loi canadienne sur lessociitis par actions, tel qu'il est indiqu6 dans les clauses modiflcatrices ci-jointes d&ignant une s6rie d'actions;
c) en vertu de l'article 179 de la Lot canadienne sur les sociitis par actions, tel qu'il est indiqu dans les clauses modiflcatrices ci-jointes;
d) en vertu de l'article 191 de la Loi
canadienne sur les sociitis per actions, tel qu'il est indiqul dans les clauses de rdorganisation ci-jointes;
 Director - Directeur
May 4,1999 / le 4 mal 1999 Date of Amendment - Date de modification
Canada

I. to create a class of an unlimited number of Preference shares, issuable in series; and
II. to provide that the rights, privileges, restrictions and conditions attaching to the Preference shares and the common shares are as set forth in the annexed Schedule "A".

SCHEDULE "A"
Preference Shares
A. Issuable in Series
The Preference shares may be issued from time to time in one or more series composed of such number of shares and with such preference, deferred or other special rights, privileges, restrictions and conditions attached thereto as shall be fixed hereby or from time to time before issuance by any resolution or resolutions providing for the issue of the shares of any series which may be passed by the directors of the Corporation and confirmed and declared by articles of amendment including, without limiting the generality of the foregoing:
(i) die rate, amount or method of calculation of any dividends, and whether such rate, amount or method of calculation shall be subject to change or adjustment In the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue;
(ii) any right of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such right;
(iii) any right of retraction vested in the holders of Preference shares of such series and the prices and terms and conditions of any such rights;
(iv) any right upon dissolution, liquidation or winding-up of the Corporation;
(v) any voting rights;
(vi) any rights of conversion; and
(vii) any other provisions attaching to any such series of Preference shares.
B. Priority of Dividends
The Preference shares of each series shall, with respect to die payment of dividends, be entided to a preference over the common shares and over any other shares of die Corporation ranking junior to the Preference shares.
C. Liquidation, Dissolution and Winding-Up
Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of Preference shares by the directors of the Corporation in accordance with section A of the conditions attaching to the Preference shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Preference shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the common shares or any other shares of the Corporation ranking junior to the Preference shares for each Preference share, an amount equal to the price at which such Preference share was issued together with, in the case of any Preference share that is part of a series of Preference shares entitled to cumulative dividends, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day-to-day for the period from the expiration of die last period for which cumulative dividends have been paid up to and including 1he date of distribution) and, in die case of any Preference share that is part of a series of Preference shares entitled to non-cumulative dividends, any dividends declared thereon and unpaid. After payment to the holders of the Preference shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of die Corporation in connection with the events contemplated by this Section.
D. Parity of Series
No rights, privileges, restrictions or conditions attached to any series of Preference shares shall confer upon die shares of such series a priority in respect of dividends or distribution of assets or return of capital in die event of die liquidation, dissolution or winding up of the Corporation over die shares of any other series of Preference shares. Hie Preference shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in die event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the Preference shares of every other series; provided however that in case such assets are insufficient to pay in full the amount due on all Preference shares, then such assets shall be applied, firsdy, to the payment equally and rateably of an amount equal to the price at which the Preference shares of each series were issued and the premium payable thereon, if any, and secondly, rateably in payment of all accrued and unpaid cumulative dividends and declared but unpaid non-cumulative dividends.
E. Notices and Voting
(1) Subject to die rights, privileges, restrictions and conditions that may be attached to a particular series of Preference shares by the directors of the Corporation in accordance with section A of die conditions attaching to the Preference shares, the holders of a series of Preference shares shall not, as such, be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entided to vote at any such meeting (except where the holders of a specified class or scries of shares are entided to vote separately as a class as provided in the Canada Business Corporations Act (die "Act*)).
(ti) The holders of Preference shares, or of any series of Preference shares, shall not be entided to vote separately as a class or series (and no rights, privileges, restrictions or conditions attached to the Preference shares or any series of Preference shares shall entitle any holder of Preference shares or of any series of Reference shares to vote separately as a class or series) upon any proposal to amend die articles of die Corporation to:
(a) increase or decrease any maximum number of authorized Preference shares or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Preference shares;
(b) effect an exchange, reclassification or cancellation of all or part of the Preference shares; or
(c) create a new class of shares equal or superior to the Preference shares.
(iii) Notwithstanding the aforesaid rights, privileges, restrictions and conditions on the right to vote, the holders of a series of Preference shares are entitled to notice of meetings of shareholders called for (he purpose of authorizing die dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 189(3) of the Act, as such subsection may be amended from time to time.
Common Shares A. Dividends
Subject to die rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation the holders of the common shares shall be entided to receive any dividends declared by the Corporation.
B. Liquidation, Dissolution and Winding-Up
The holders of the common shares shall be entided to receive die remaining property of the Corporation upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary of involuntary.
C. Notices and Voting
The holders of die common shares shall be entitled to one vote for each common share held at all meetings of shareholders, except meetings at which only holders of another specified class or series of shares are entided to vote.

Industry Industrie
Canada Canada
Certificate of Amendment Certificat de modification
Canada Business Corporations Act Loi canadienne sur les societes par actions
CALEDONIA MINING CORPORATION
Corporate name / Denomination sociale
312975-6
Corporation number / Nuindro de society
I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment.
JE CERTIFIE que les statuts de la societe susmentionnee sont modifies aux termes de 1'article 178 de la Loi canadienne sur les societes par actions, tel qu'il est indique dans les clauses modificatrices ci-jointes.
Marcie Girouard
Director / Directeur
2013-02-05
Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)
Canada

Industry Canada Industrie Canada
Corporations Canada Corporations Canada
Form 4
Instructions
ID Any changes In the articles ol (he corporation must ba made In accordance with section 27 or 177 ol the CBCA.
A: If an amendment involves a change ol corporate name (including the addition of the English or French version of the corporate iiamu). the new name rr,usl comply with sections 10 end 12 ol the CBCA as well as part 2 Ol the regulations, and Hie Articles ol Amendment must iie accompanied by a Canada-biased NllANS search report dated not more than ninety SO) days prior to the receipl ol the articles by CoipaaBons Canada. A numbered name may be assigned under subsection 11 (2) of the CBCA without a NUANS search,
D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amerted tl the space available Is Insufficient, plaase attach a schedule to U" lorm.
H Declaration
This lorm must be signed by a director or an officer of the corporation (subsection 262(2) ol the C8CA).
General
The information you provide in this document is collected under the authority ol the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions ol the Privacy Act- Hmww, pLfeiic rirctare pursuant to sec#on36 ol the CBCA is permitted under the Privacy fid
If you require more information, please consult oor website at www.corporalionscanada.lc.0c.ca nr contact us at 613-MI -9042 (Ottawa region), loll free al 1 -866-333-5556 or by email at cotporatlonscanadaSic.gc.ca.
Prescribed Fees
o Corporations Canada Online filing Centre: $200
o By mail or Ian: $200 paid by clwqie payable to the Receiver General lot Canada or by credit card (American Express, MasterCard* or Visa}.
Important Reminders
Changes ol registered office address and/or mailing address:
Compete and ffle Change d Registered Ctflice Address (Form 3).
Changes of dhectore or changes of a cBrector's address;
CompfetE and file Changes Regarding Directors (Form 6).
These forms can be Wed etedronicaly, by mail or by lax free ol charge.
File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca
Or send documents by mail:
Director General,
Corporations Canada Jean Edmonds Tower South 9th Floor
365 Laurier Ave. West Ottawa ON K1A 0C8
By Facsimile:
613-941-0999
Articles of Amendment
(Section 27 or 177 of the Canada Business Corporations Act (CBCA))
I Corporation name
CALEDONIA MINING CORPORATION
2 | Corporation number
The articles are emended as follows:
(Please note that more than one section can be filled out)
A: The corporation changes its name to:
B: The corporation changes the province or territory in Canada where the registered office is situated to: (Do not Indicate the full address)
C: The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same number in both the minimum and maximum options)
minimum: maximum:
D: Other changes: (e.g., to the classes of shares, to restrictions on sham transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) Please specify.
As a Special Resolution that the stated capital account maintained in respect of the common shares is hereby reduced by $140,000,000 Cdn. and to the extent permitted by the Company's accounting standards an offsetting increase shall be made to the contributed surplus account to be recorded on the Company's financial statements
As a Special Resolution lhat the issued and outstanding common shares in the capital of the Company be consolidated on the basis of one (1) post-oonsoliciation common share for every ten (10) common shares currently issued and outstanding
4 Declaration
I hereby certify that I am a director or an officer of the corporation.
( 604} 640-6357
Note: Misrepresentation constitutes an offence and. on summa-y conviction, a person is liable to a tine not exceeding $5000 or to imprisonment for a term not exceeding six months of both (subsection 250{1) ot the CBCA).
Canada
IC 3069(2006/12)
M 5 FEB '13 3:46